UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

ALKERMES PLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

On February 16, 2022, Alkermes plc (“we”, “our”, or the “Company”) held a conference call and webcast presentation in connection with the Company’s announcement of its financial results for the three months and year ended December 31, 2021 and financial expectations for the year ending December 31, 2022. The following excerpt from the script for the conference call and webcast presentation may be deemed proxy soliciting materials:

“With respect to the Board, we continued our ongoing Board refreshment efforts in 2021 with the addition of two highly qualified new independent directors, one of whom was named to the Board just last quarter as part of an agreement with Sarissa Capital. This followed the retirement of two of our longer-serving Board members earlier in the year. This evolution of our Board has resulted in the appointment of six new, independent directors since 2019. These new directors bring important financial, strategic, governance, operational, oncology, medical and public health expertise that aligns with our business strategy of advancing and commercializing important medicines in neuroscience and oncology. We will continue to consider additional Board refreshment that adds expertise and experience that may help us advance that strategy.”

Important Additional Information and Where to Find It

The Company intends to file a definitive proxy statement, accompanying proxy card and other relevant documents with the SEC in connection with the solicitation of proxies for the Company’s 2022 annual general meeting of shareholders. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY AMENDMENTS AND SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive proxy statement and other documents filed by the Company with the SEC free of charge from the SEC’s website at www.sec.gov. In addition, copies will be available at no charge by visiting the “Investors” section of the Company’s website at www.alkermes.com, as soon as reasonably practicable after such materials are filed with, or furnished to, the SEC.

Certain Information Regarding Participants in the Solicitation

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from shareholders in respect of the Company’s 2022 annual general meeting of shareholders. Information regarding the names of such participants and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s Form 10-K for the year ended December 31, 2021, filed with the SEC on February 16, 2022; the Company’s definitive proxy statement for the Company’s 2021 annual general meeting of shareholders, filed with the SEC on May 10, 2021; the Company’s Current Reports on Form 8-K filed with the SEC from time to time; and in Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC from time to time. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the direct and indirect interests of these participants, by security holdings or otherwise, will also be included in the definitive proxy statement for the Company’s 2022 annual general meeting of shareholders and other relevant materials to be filed with the SEC, if and when they become available.